EXHIBIT 23(c)


                                  [LETTERHEAD]

                              L.P. MARTIN & COMPANY
                           A Professional Corporation
                          Certified Public Accountants
                               4132 Innslake Drive
                           Glen Allen, Virginia 23060
                              Phone (804) 348-2626
                               Fax (804) 346-9311


          CONSENT OF L.P. MARTIN & COMPANY, P.C., INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Prospectus of United Dominion Realty Trust, Inc. that is made a part of the Registration Statement (Form S-3) for the registration of 104,920 shares of its Common Stock and to the incorporation by reference therein of: (a) our reports dated June 11, 1997, with respect to statements of rental operations of Anderson Mill Oaks Apartments, Pineloch Apartments, Post Oak Ridge Apartments and Seahawk Apartments, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (b) our reports dated June 25, 1997, with respect to the statements of rental operations of Tradewinds Apartments, Trinity Place Apartments and Stoneybrooke Apartments, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (c) our reports dated August 7, 1997, with respect to the statements of rental operations of Forest Creek Apartments, Lakeside Apartments, Lotus Landing Apartments, Mallards of Brandywine Apartments and Orange Oaks Apartments, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (d) our report dated November 14, 1997, with respect to the statement of rental operations of Waterside at Ironbridge Apartments, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated October 21, 1997, filed with the Securities and Exchange Commission; and (e) our reports dated November 20, 1997, respect to the statements of rental operations of Bammelwood Apartments, Braesridge Apartments, Camino Village Apartments and Pecan Grove Apartments, included in the Current Report of United Dominion Realty Trust, Inc. on Form 8-K, dated October 21, 1997, filed with the Securities and Exchange Commission.



L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
March 20, 1998